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                                                                   Exhibit 10.13

                            JOINT VENTURE AGREEMENT

                              Dated April 16, 1998

                                     between

                           Maryland Casualty Company

                                       and

                             USI of Illinois, Inc.

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                             JOINT VENTURE AGREEMENT

                                Table of Contents

ARTICLE I - Formation, Purposes, Term

     Section 1.1 - Formation and Name
     Section 1.2 - Purposes and Scope of Joint Venture
     Section 1.3 - Term
     Section 1.4 - Scope of Joint Venturers' Authority; Indemnification
     Section 1.5 - Principal Place of Business

ARTICLE II - Management and Operation of Joint Venture

     Section 2.1 - Executive Committee
     Section 2.2 - Management and Staff
     Section 2.3 - Responsibilities of Zurich Commercial
     Section 2.4 - Responsibilities of USI
     Section 2.5 - Joint Venture Expenses
     Section 2.6 - Reimbursements of Expenses
     Section 2.7 - Restrictions of the Joint Venturers
     Section 2.8 - Limitations on Responsibilities of Joint Venturers
     Section 2.9 - Operating Budgets

ARTICLE III - Capital Contributions; Financing

     Section 3.1 - Initial Capital Contributions
     Section 3.2 - Additional Capital Contributions
     Section 3.3 - Withdrawal of Capital
     Section 3.4 - Capital Accounts

ARTICLE IV - Accounting and Distributions

     Section 4.1 - Ownership of Joint Venture, Profits and Losses
     Section 4.2 - Tax Status, Allocation and Reports
     Section 4.3 - Distribution to Joint Venturers from Net Cash Flow
     Section 4.4 - Accounting
     Section 4.5 - Bank Accounts

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ARTICLE V - Sale or Transfer

     Section 5.1 - General

ARTICLE VI - Representations and Warranties

     Section 6.1 - Warranties and Representations by Zurich Commercial
     Section 6.2 - Warranties and Representations by USI
     Section 6.3 - Indemnity

ARTICLE VII - Default

     Section 7.1 - Events of Default
     Section 7.2 - Election of Non-Defaulting Joint Venturer

ARTICLE VIII - Dissolution

     Section 8.1 - Causes of Dissolution
     Section 8.2 - Procedure in Dissolution and Winding-Up
     Section 8.3 - Disposition of Documents and Records

ARTICLE IX - General

     Section 9.1 - Notices
     Section 9.2 - Governing Law
     Section 9.3 - Entire Agreement
     Section 9.4 - Waiver
     Section 9.5 - Severability
     Section 9.6 - Survival of Rights
     Section 9.7 - Equitable Remedies
     Section 9.8 - Fees and Commissions
     Section 9.9 - Confidentiality
     Section 9.10 - Counterparts
     Section 9.11 - Further Assurances
     Section 9.12 - Arbitration

Signatures

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     THIS JOINT VENTURE AGREEMENT ("Agreement") is made and entered into this
16th day of April 1998 by and between Maryland Casualty Company, a Maryland corporation trading as Zurich Commercial ("Zurich Commercial"), and USI of Illinois, Inc., a Delaware corporation ("USI").

 Recitals

A. Zurich Commercial and USI propose to enter into a Joint Venture to develop, distribute and sell insurance products and insurance programs to the customers of Zurich Commercial, USI and other third parties. In addition, the parties express their mutual intention to expand their relationship and joint activities as warranted, commercially and legally.

B. USI acknowledges that Zurich Commercial's participation in the Joint Venture as provided herein is a valuable asset to the Joint Venture and Zurich Commercial's reputation, expertise, business experience, customer base, and other contributions shall benefit the Joint Venture and USI as a Joint Venturer.

C. Zurich Commercial acknowledges that USI's participation in the Joint Venture as provided herein is a valuable asset to the Joint Venture and USI's distribution network, reputation and marketing expertise in the insurance industry shall benefit the Joint Venture and Zurich Commercial as a Joint Venturer.

D. The parties hereto desire to set forth in full the terms and conditions of their agreements and understandings relative to the Joint Venture in this Agreement.

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     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                          Formation, Purposes, Duration
                          -----------------------------

Section 1.1 Formation and Name

1.1.1. Zurich Commercial and USI hereby enter into and form a Joint Venture (the "Joint Venture") for the limited purposes and scope set forth herein. Zurich Commercial and USI sometimes are referred to hereinafter collectively as "Joint Venturers" and individually as a "Joint Venturer." Except as expressly provided for herein to the contrary, the rights and obligations of the Joint Venturers and the administration and termination of the Joint Venture shall be governed by the New York Uniform Partnership Act. All property owned by the Joint Venture, including any property as to which either Joint Venturer holds nominal title, shall be deemed owned by the Joint Venture as an entity, and neither Joint Venturer, individually, shall have any ownership of such property, except upon termination or dissolution of the Joint Venture pursuant to Article VIII of this Agreement.

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1.1.2. The business and affairs of the Joint Venture shall be conducted solely under the name "Ze/USI Insurance Services" and such name shall be used at all times in connection with the Joint Venture business and affairs.

1.1.3. The parties hereto shall execute and acknowledge any fictitious name certificate and cause the same to be published and filed in accordance with the provisions of the laws of each jurisdiction in which the Joint Venture undertakes any business.

Section 1.2. Purposes and Scope of Joint Venture

1.2.1. The sole and only purposes of the Joint Venture are:

     (a) The development, distribution and sale of insurance products and programs for human services agency organizations, including, 501(c)3 (nonprofit) organizations; and

     (b) To engage in such other activities as are reasonably incidental to the foregoing. These purposes shall not be extended by implication or otherwise except by the written agreement of Zurich Commercial and USI. This Agreement shall not be deemed to create a general partnership between the Joint Venturers with respect to any activities other than the activities within the scope and business purposes of the Joint Venture as specified in this Section 1.2.

1.2.2. Subject to Article II, the Joint Venture shall be authorized to borrow for the purposes of the Joint Venture and to pledge, mortgage or otherwise encumber the property of the Joint Venture or any parts thereof to secure payment of the same

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          and to refinance, replace, or otherwise alter any such encumbrance;
          and to take all steps and do all things necessary or appropriate to accomplish the foregoing.

1.2.3. Nothing in this Agreement shall be deemed to restrict in any way the freedom of any party hereto individually or any of its affiliates to conduct any other business or activity whatsoever, nor to require any accountability to the Joint Venture or any party hereto.

Section 1.3. Term

1.3.1. The term of the Joint Venture commences as of April 16, 1998 and shall continue until the Joint Venture is dissolved pursuant to Article VIII. Neither Joint Venturer at any time shall have the right to a partition of the Joint Venture or of the Joint Venture assets or any part thereof, except as specifically provided herein.

Section 1.4. Scope of Joint Venturers' Authority; Indemnification

1.4.1. Except as otherwise expressly and specifically provided in this Agreement, neither of the Joint Venturers shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other Joint Venturer or the Joint Venture, without the consent of the Executive Committee (Article II). Each Joint Venturer shall indemnify and hold harmless the other Joint Venturer from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards and costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of any breach of this subsection
     1.4.1 by said Joint Venturer.

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Section 1.5. Principal Place of Business

1.5.1. The principal place of business of the Joint Venture shall be at Chicago, Illinois or at such other location as may be approved by the Executive Committee from time to time.

                                   ARTICLE II

                    Management and Operation of Joint Venture
                    -----------------------------------------

Section 2.1. Executive Committee

2.1.1. The overall executive and strategic direction of the Joint Venture shall be vested in the Executive Committee ("Committee"). Except where herein expressly provided to the contrary, all decisions with respect to the management and control of the Joint Venture, including the allocation of responsibilities not specifically provided for in this Agreement, that are approved by the Committee shall be binding on the Joint Venture and each of the Joint Venturers. The Committee shall be composed of three representatives appointed by Zurich Commercial and three representatives appointed by USI. Each Joint Venturer shall designate in writing from time to time its respective representatives on the Committee. Zurich Commercial hereby designates Barry Gilway, Doug Gaudet, and John McKeeta as its initial representatives. USI hereby designates John Addeo, John Van Orsdall, and Rodney Harvey as its initial representatives. Each Joint Venturer shall have the right at any time, by written notice to the other Joint Venturer given in accordance with Section 9.1.1., to remove its

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     representatives and to appoint one or more successor representatives. If, at any time, either Joint Venturer fails for a period of thirty (30) days after written notice from the other Joint Venturer to designate representatives to serve on the Committee, the Committee shall have the power to act on all matters without the presence of representatives designated by such Joint Venturer. Each representative shall be fully authorized to provide any consent or approval which may be required hereunder of the Committee. When the phrase "approved by the Committee" is used in this Agreement, such phrase shall mean approval in writing by the Joint Venturers acting through their representatives on the Committee who shall have been designated pursuant to this subsection 2.1.1. The Joint Venturers may have other persons present at the meetings of the Committee. In the absence of a Joint Venturer representative or representatives, any other person authorized in writing by the Joint Venturer to be an alternate representative may vote as if that person were a designated representative. Any action, decision, expense or obligation by three of the representatives (including any person authorized in writing by the Joint Venturer to be an alternative representative) shall be a binding act of the Committee so long as at least one representative of Zurich Commercial votes for the action, decision, expense or obligation.

2.1.2. At the beginning of each calendar year, the Committee shall establish a schedule of regular meetings for that year to be held at such place or places as shall be approved by the Committee from time to time. In addition to the regular meetings

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     of the Committee, either Joint Venturer shall have the right to call a meeting of the Committee upon at least ten (10) days' prior written notice given in accordance with Section 9.1, provided such notice shall specify the purpose of the meeting in reasonable detail.

2.1.3. In the event of any need for approval or other action by the Committee without a meeting, a representative of the Committee may notify each other representative of the need for such approval or action. The other representatives shall use their best efforts to respond to such notice within five (5) days after the date such notification is received; provided, however, that failure of such representative to respond to such notice within ten (10) days after notice of such need is delivered as set forth in Section 9.1 shall be deemed approval as though formal approval were given by such representative.

2.1.4. No act or decision shall be taken or sum expended or obligation incurred by the Joint Venture, or by any Joint Venturer (if such act or decision affects the Joint Venture) unless such act, expense or obligation shall have been approved by the Committee; provided, that any act, decision, expense or obligation shall be deemed to have been approved by the Committee if the act, decision, expense or obligation involved is included within or contemplated by an Operating Budget, which has been approved by the Committee pursuant to Section 2.9.

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2.1.5. Except as expressly provided herein, or as may hereafter be approved by the Committee, no compensation will be paid by the Joint Venture to either Joint Venturer, or to any member, officer, employee, or affiliate of any Joint Venturer.

Section 2.2 Management and Staff

2.2.1. The Committee shall appoint an Executive Director of the Joint Venture. The Executive Director will report to the Committee and will be broadly responsible for the implementation of the Joint Venture Business Plan and Operating Budget approved by the Committee and the day to day management and operation of the Joint Venture. These duties will include, but not be limited to:

     . Assisting in the development, implementation and monitoring of the annual Business Plan and Operating Budget for the Joint Venture.

     . Working with the Joint Venturers to develop and implement a sales plan to clients of the Joint Venturers.

     . Working with the Joint Venturers to develop insurance products and insurance programs for human services agency organizations, including 501(c)3 (nonprofit) organizations.

     . Establishing the support systems (i.e., information technologies, business processes, etc.) to service the Joint Venture's clients.

     The Executive Director will have the necessary staff to carry out the assigned duties, however, the Executive Director will seek to minimize Joint Venture expenses by using Zurich Commercial and USI staff and capabilities.

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2.2.2. The Joint Venture will assume responsibility for developing and implementing the defense of the Joint Venture. The Joint Venture shall maintain professional liability errors and omissions insurance under such terms and conditions as are customary in the insurance industry or as otherwise decided by the Committee. The cost of such errors and omissions insurance shall be borne by the Joint Venture.

Section 2.3. Responsibilities of Zurich Commercial

2.3.1. Allow the Joint Venture access to Zurich Commercial's customer base in order to identify human services agency organizations that would benefit from developed insurance products and programs.

2.3.2. Assist the Joint Venture in developing a detailed profile of the selected human services agency organizations.

2.3.3. Utilizing the profiles developed in 2.3.2., assist the Joint Venture in identifying the insurance requirements of each such organization in order to develop industry competitive insurance products and programs.

2.3.4. Once the insurance products and programs are developed and implemented, assist the Joint Venture in the sale and distribution of the insurance products and programs.

2.3.5. Use Zurich Commercial's reputation, expertise and business experience to achieve the highest possible penetration of selected human services agency

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     organizations. (i.e., achieve the highest penetration of said organizations purchasing insurance through the Joint Venture.)

2.3.6. Zurich Commercial recognizes that the more competitive the insurance products and programs the higher the penetration of selected human services agency organizations for the Joint Venture (i.e., leverage the premium base).

2.3.7. Assist in the development of business systems to handle the servicing of the insurance products and programs.

2.3.8. Provide capital to the Joint Venture.

2.3.9. Maintain all required insurance licenses necessary to act as an insurer.

Section 2.4. Responsibilities of USI

2.4.1 Allow the Joint Venture access to USI's customer base in order to identify human services agency organizations that would benefit from developed insurance products and programs.

2.4.2. Assist the Joint Venture in developing a detailed profile of the selected human services agency organizations.

2.4.3. Utilizing the profiles developed in 2.4.2., assist the Joint Venture in identifying the insurance requirements of each such organization in order to develop industry competitive insurance products and programs.

2.4.4. Perform brokering and marketing services and use its best efforts to distribute through USI affiliated retail agencies, as well as other retail agencies, competitive

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     insurance products and programs developed by the Joint Venture which can be used by selected human services agency organizations.

2.4.5. Assist the Joint Venture in the distribution of the insurance products to customers of Zurich Commercial, USI and others as approved by the Committee.

2.4.6. Provide the knowledge, expertise and advice needed to effectively manage the business of the Joint Venture.

2.4.7. Assist in the development of business systems to handle the servicing of the insurance products and programs.

2.4.8. Maintain all required insurance licenses.

Section 2.5. Joint Venture Expenses

2.5.1. From and after the date of this Agreement, all costs and expenses incurred pursuant to this Agreement with respect to the Joint Venture and the development of the Joint Venture shall be borne by the Joint Venture from capital contributions or earnings, subject to compliance with any other provision of this Agreement which expressly places responsibility for such costs or expenses on Zurich Commercial alone, USI alone or both Joint Venturers collectively or on any third party; provided, however, to the extent the cash reserve of the Joint Venture would fall below a minimum cash reserve specified by the Committee, Zurich Commercial will contribute additional capital to the Joint Venture, in an amount not to exceed the amount set forth in Section 3.2, which Zurich Commercial shall recoup prior to any distribution or allocation to USI.

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Section 2.6. Reimbursements of Expenses

2.6.1. Identifiable and direct reasonable expenses of either Joint Venturer (including all reasonable expenses incurred to attend the Committee meetings) incurred in carrying out its responsibilities under this Agreement shall be reimbursed by the Joint Venture to the respective Joint Venturer.

Section 2.7. Restrictions On the Joint Venture

2.7.1. All business developed by the Joint Venture shall be for the customers of Zurich Commercial, USI, and other third parties as determined by the Committee. Each customer of the Joint Venture must go through a qualification process as determined by the Committee. Sources of insurance products or programs outside of the Zurich Group must be approved by the Committee.

2.7.2. Zurich Commercial and USI agree that Zurich Commercial companies will be the preferred source of property and casualty insurance products for USI clients who are human services agency organizations. USI will provide the companies of Zurich Commercial a reasonable opportunity to quote such accounts once all other quotes have been received from competing underwriters.

2.7.3 Until the earlier of (i) January 31, 2001 or (ii) the date on which Black/White & Associates Insurance Brokers ("Black/White") is no longer an affiliate of USI:

          (a) the Joint Venture will not accept any human services agency organization business from any USI affiliate if such business is then currently being placed by such affiliate with Black/White; and

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          (b) the Joint Venture will not solicit any human services agency organization business from any retail broker (a list of which is attached hereto as Exhibit A) who is then currently placing human services agency organization business with Black/White.

     In the event that, notwithstanding the Joint Venture's compliance with subparagraph (b) above, any such retail broker requests a quote or placement by the Joint Venture, the Joint Venture may make such quote and/or placement, but only if the coverage in question is not, as of such time, placed through Black/White.

Section 2.8. Limitations on Responsibilities of Joint Venturers

2.8.1. Except as otherwise provided herein, each Joint Venturer shall be obligated to perform its responsibilities and the obligations hereunder only to the extent that funds of the Joint Venture are available therefor. Notwithstanding any other provision hereof, each Joint Venturer shall be liable only for its own bad faith, gross negligence or breach of any express provision of this Agreement, but in other respects shall not be liable for mistakes of judgment.

2.8.2. Each Joint Venturer shall at all times conform to the policies and programs established and approved by the Committee, which shall include an Operating Business Plan to be approved by the Committee, and the scope of their authority shall be limited to normal and prudent actions which are taken in furtherance of said policies and programs and are not in conflict with any express limitations on

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     the Joint Venturers' authority specifically set forth herein. Each Joint
     Venturer shall keep the other Joint Venturer regularly informed as to material matters of concern to the Joint Venture.

Section 2.9. Operating Plan and Budgets

2.9.1. At least once each calendar year, the Executive Director with the assistance of the Committee will prepare an annual Operating Business Plan and Operating Budget (collectively "Operating Budget"). The Committee shall be responsible for reviewing and approving the Operating Budget and setting forth the estimated receipts and expenditures (capital, operating and other) of the Joint Venture for the period covered by the Operating Budget. Such Operating Budget shall be adopted not later than sixty (60) days prior to the commencement of each calendar year. The Joint Venturers, working through the Executive Director, shall use their best efforts to implement the approved Operating Budget and the Executive Director and his delegees shall be authorized, without the need for further approval by the Committee, but within the scope of their authority herein, to make the expenditures and incur the obligations provided for in the Operating Budget.

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                                   ARTICLE III

                        Capital Contributions: Financing
                        --------------------------------

Section 3.1. Initial Capital Contributions

     The initial capital contribution of Zurich Commercial shall be an amount equal to three (3) months of estimated operating expenses for the Joint Venture as determined by the Committee. USI will not be required to make any initial capital contribution.

Section 3.2. Additional Capital Contributions

     Zurich Commercial shall contribute additional capital , as necessary, in such amounts as may be determined by the Committee, not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate. Unless the Joint Venturers otherwise agree, USI will not be required to make any additional capital contribution.

Section 3.3. Withdrawal of Capital

3.3.1. Neither Joint Venturer may withdraw capital from the Joint Venture without the consent of the Committee.

Section 3.4. Capital Accounts

3.4.1.A capital account shall be maintained for each of the Joint Venturers and the initial balance of said capital account shall consist of the initial contribution of each Joint Venturer to the Joint Venture pursuant to
     Section 3. 1. The capital accounts initially established for each Joint Venturer shall be increased by (i)

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     additional capital contributions pursuant to Section 3.2, (ii) its share of the operating profits of the Joint Venture, and (iii) its share of any other item of income or gain, and decreased by (iv) all withdrawals and capital distributions chargeable to its capital account, and (v) its share of all deductions or losses incurred by the Joint Venture.

3.4.2. Except as otherwise specifically provided by this Agreement, whenever it is necessary to determine the capital account of any Joint Venturer for purposes of this Agreement, the capital account of such Joint Venturer shall be determined after giving effect to all allocations of net income, net gains and net losses of the Joint Venture for the current year and all distributions for such year with respect to transactions effected prior to the time as of which such determination is to be made.

                                   ARTICLE IV

                          Accounting and Distributions
                          ----------------------------

Section 4.1. Profits and Losses

4.1.1. The Joint Venture's profits and losses shall be allocated exclusively to Zurich Commercial until such time as Zurich Commercial has recouped its total capital contributions. Once Zurich Commercial has recouped its total capital contributions, profits and losses shall be allocated 80% to Zurich Commercial and 20% to USI.

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Section 4.2. Tax Status, Allocation and Reports

4.2.1. The Joint Venture shall prepare or cause to be prepared, at the expense of the Joint Venture, all tax returns and statements, if any, which must be filed on behalf of the Joint Venture with any taxing authority and shall furnish the returns for review and approval by the Joint Venturers at least thirty (30) days prior to the statutory due dates for filing.

4.2.2. For accounting and federal and state income tax purposes, except as otherwise provided in subsection 4.2.3., all net income, net losses and credits of the Joint Venture shall be allocated exclusively to Zurich Commercial until such time as Zurich Commercial has recouped its total capital contributions. Once Zurich Commercial has recouped its total capital contributions, all net income, net losses and credits shall be allocated 80% to Zurich Commercial and 20% to USI.

4.2.3. For accounting and federal and state income tax purposes, all income, gain, losses and deductions (including depreciation or cost recovery deductions) and investment or other credits attributable to the Joint Venture, and any gain, or loss on their sale realized and recognized by the Joint Venture shall be exclusively allocated to Zurich Commercial until such time as Zurich Commercial has recouped its total capital contributions. Once Zurich Commercial has recouped its total capital contributions, all income, gain, losses and deductions shall be allocated 80% to Zurich Commercial and 20% to USI.

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4.2.4. All tax decisions and elections not expressly provided for herein must be approved by the Committee.

Section 4.3. Distribution to Joint Venturers from Net Cash Flow

4.3.1. From time to time, but not less frequently than annually, the Committee shall be authorized in its discretion to make distributions to the Joint Venturers from the Net Cash Flow of the Joint Venture, as defined in subsection 4.3.2.

4.3.2. The Net Cash Flow of the Joint Venture shall consist of the gross cash receipts of the Joint Venture, after deducting the following:

     (a) All costs of acquiring, improving, developing, managing, leasing, operating, maintaining, replacing and preserving the assets and business of the Joint Venture to the extent paid in cash during such period;

     (b) All operating or other expenses of the Joint Venture paid in cash during such period, or any amounts expended as a result of any casualty losses to the extent such losses are not reimbursed by any third party responsible therefor or through insurance maintained by the Joint Venture, but not including any expenses paid in cash to the extent such expenses were reserved against and funded from such reserves;

     (c) All cash payments made with respect to the discharge of Joint Venture indebtedness during such period;

     (d) All reasonable amounts of working capital and reserve requirements of the Joint Venture as determined by the Committee; and

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     (e)  The repayment of the accrued interest and of the principal to the extent then due on any outstanding indebtedness of the Joint Venture.

4.3.3. Net Cash Flow shall be distributed exclusively to Zurich Commercial until such time as Zurich Commercial has recouped its total capital contributions. Once Zurich Commercial has recouped its total capital contributions, Net Cash Flow will be distributed 80% to Zurich Commercial and 20% to USI.

Section 4.4. Accounting

4.4.1. The accounting year of the Joint Venture shall end at the close of business on the last day of December of each year.

4.4.2. The books of account of the Joint Venture shall be kept and maintained at all times at the principal place of business of Joint Venture. The books of account shall be maintained on an accrual basis in accordance with generally accepted accounting principles, consistently applied, and there shall be entered in such books all matters relating to the Joint Venture, including all income, expenditures, assets and liabilities.

4.4.3. The Joint Venture shall prepare and furnish to each member of the Committee within forty-five (45) days after the close of each calendar quarter an unaudited statement, showing the operation of the Joint Venture for such quarter, and year to date, the balance in each Joint Venturer's capital account, the unpaid balance due under all obligations of the Joint Venture, and all other information reasonably requested by any Joint Venturer or the Committee.

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4.4.4. Each Joint Venturer shall have the right at reasonable times during usual business hours to audit, examine and make copies of or extracts from the books of account of the Joint Venture. Such right may be exercised through any agent or employee of such Joint Venturer designated by such Joint Venturer. Such Joint Venturer shall bear all expenses incurred in any examination made for such Joint Venturer's account.

Section   4.5. Bank Accounts

4.5.1. Funds of the Joint Venture shall be deposited in a Joint Venture account or accounts established under the direction of the Committee. Withdrawals from bank accounts shall be made by parties approved by the Committee.

                                    ARTICLE V

                                Sale or Transfer
                                ----------------

Section 5.1. General

5.1.1. Because of the nature of the Joint Venture and of the undertakings of the parties, each of the Joint Venturers recognizes that a transfer of its Joint Venture interest could cause material loss to the Joint Venture and the other party. Accordingly, neither Joint Venturer shall sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge, or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a

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     "transfer"), any part or all of its Joint Venture interest without the written consent of the other Joint Venturer and any attempt to do so shall be void. Such consent shall be given at the sole discretion of the other Joint Venturer. The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

                                   ARTICLE VI

                         Representations and Warranties
                         ------------------------------

Section 6.1. Warranties and Representations by Zurich Commercial

Zurich Commercial hereby represents and warrants to USI as follows:

6.1.1. Zurich Commercial has been duly organized and is validly existing under the laws of the State of Maryland, has the power and authority to enter into and to form this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by Zurich Commercial.

6.1.2. No consent of any third party is required in connection with the execution, delivery and performance of this Agreement by Zurich Commercial, or if required, such consent has been given.

Section 6.2. Warranties and Representations by USI

USI hereby represents and warrants to Zurich Commercial as follows:

6.2.1. USI has been duly organized and is validly existing under the laws of the State of Delaware, has the power and authority to enter into and perform this

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     Agreement and the execution, delivery and performance of this Agreement has been duly authorized by USI.

6.2.2. No consent of any third party is required in connection with the execution, delivery and performance of this Agreement by USI, or, if required, such consent has been given.

Section 6.3. Indemnity

6.3.1. Each Joint Venturer agrees to indemnify, defend and hold the other Joint Venturer harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties and losses, including without limitation, reasonable attorneys' fees and costs, resulting from the breach of any warranty or representation made by such Joint Venturer in Sections
     6.1 and 6.2 of this Agreement to the other Joint Venturer.

                                  ARTICLE VII

                                    Default
                                    -------

Section 7.1. Events of Default

7.1.1. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder on the part of the Joint Venturer with respect to whom such event occurs ("Defaulter") if within fifteen (15) days following notice of such default from the other Joint Venturer (ten
     (10) days if the default is due solely to the nonpayment of monies), the Defaulter fails to pay such monies, or in

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     the case of nonmonetary defaults, fails to commence substantial efforts to cure such default or thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default; provided, however, that the occurrence of any of the events described in subparagraphs (b)-(i) below shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or passage of time except as specifically set forth in any such subparagraph:

     (a) The violation by a Joint Venturer of any of the restrictions set forth in Article V of this Agreement regarding a Joint Venturer's transfer of its Joint Venture interest;

     (b) Institution by a Joint Venturer of proceedings of any nature under any laws of the United States or any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Joint Venturer is seeking relief as debtor;

     (c)  A general assignment by a Joint Venturer for the benefit of creditors;

     (d) The institution by a Joint Venturer of a case or other proceeding under any section or chapter of the United States Bankruptcy Code as now existing or hereafter amended or becoming effective;

     (e) The institution against a Joint Venturer of a case or other proceeding under any section or chapter of the United States Bankruptcy Code as now existing or hereafter amended or becoming effective, which proceeding is

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          not dismissed, stayed or discharged within a period of sixty (60) days after the filing thereof or, if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

     (f) A proposed plan or arrangement or other action by a Joint Venturer's creditors taken as a result of a general meeting of the creditors of such Joint Venturer;

     (g) The appointment of a receiver, custodian, trustee or like officer, to take possession of assets having a value in excess of $500,000 of a Joint Venturer if the pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by said Joint Venturer of its obligations under this Agreement; which receivership remains undischarged for a period of thirty (30) days from the date of its imposition;

     (h) Admission by a Joint Venturer in writing of its inability to pay its debts as they mature;

     (i) Attachment, execution or other judicial seizure of all or any substantial part of a Joint Venturer's assets or of a Venturer's Joint Venture interest, or any part thereof, such attachment, execution or seizure being with respect to an amount not less than $500,000 and remaining undismissed or undischarged for a period of fifteen (15) days after the levy thereof, if the occurrence of such attachment, execution or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance

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          by said Joint Venturer of its obligations under this Agreement;
          provided, however, that said attachment, execution or seizure shall not constitute an Event of Default hereunder if said Joint Venturer posts a bond sufficient to fully satisfy the amount of such claim or judgment within fifteen (15) days after the levy thereof and the Joint Venturer's assets are thereby released from the lien of such attachment;

     (j) The material breach of any warranty or representation made by a Joint Venturer in Article VI hereof; or

     (k) Default in performance of or failure to comply with any agreements, obligations or undertakings of a Joint Venturer herein contained.

Section 7.2. Election of Non-Defaulting Joint Venturer

7.2.1. Upon the occurrence of an Event of Default by either Joint Venturer ("Defaulter"), the other Joint Venturer ("Non-Defaulter") may elect to dissolve and terminate the Joint Venture pursuant to Section 8.1 of this Agreement by written notice to the Defaulter.

                                  ARTICLE VIII

                                   Dissolution
                                   -----------

Section 8. 1. Causes of Dissolution

8.1.1. The Joint Venture shall be dissolved only in the event that:

     (a) An Event of Default has occurred as provided in Section 7.1 and the Non-

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          Defaulter elects to dissolve the Joint Venture as provided in subsection 7.2.1. hereof; or

     (b)  The Joint Venturers mutually agree to terminate the Joint Venture; or

     (c)  The Joint Venture ceases to conduct its business operations.

Section 8.2. Procedure in Dissolution and Winding-Up

8.2.1. Dissolution. Upon dissolution of the Joint Venture pursuant to Section
       -----------
     8.1.1. hereof, the Committee shall immediately commence to wind-up its affairs and the Joint Venturers shall proceed with reasonable promptness to conclude the business of the Joint Venture.

8.2.2. Management. During the period of the winding-up of the affairs of the
       ----------
     Joint Venture, the rights and obligations of the Venturers set forth herein with respect to the management of the Joint Venture shall continue. For purposes of winding-up, the Committee shall continue to act as such and shall make all decisions relating to the conduct of any business or operations during the winding-up period and to the sale or other disposition of Joint Venture assets; provided that if the termination of the Joint Venture results from an Event of Default, the Defaulter shall have no further right to participate in the management or affairs of the Joint Venture or to attend Committee meetings.

8.2.3. Allocation of Profits and Losses. Profits and losses of the Joint Venture
       --------------------------------
     following the date of dissolution shall be determined in accordance with the provisions of

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     this Agreement in the same manner as if there were no dissolution and winding-up.

8.2.4. Distributions in the Winding-Up. Cash or cash equivalents held by the
       -------------------------------
     Joint Venture shall be applied or distributed in winding-up in the following order of priority:

          (a) In payment of debts and obligations of the Joint Venture owed to third parties, which shall include either Joint Venturer as the holder of any secured loan;

          (b) To the Joint Venturers, with 80% going to Zurich Commercial and 20% going to USI after Zurich Commercial has recouped its total capital contribution.

8.2.5. Non-Cash Assets. Non-cash assets (including expirations) shall be applied
       ---------------
     or distributed in the winding-up as follows:

          (a) In the event debts or obligations of the Joint Venture to a third party remain after the application of cash pursuant to subsection 8.2.4., other non-cash assets shall be liquidated and applied to such debts or obligations.

          (b) In the event non-cash assets remain after application as provided in (a) above, such assets shall be distributed to the Joint Venturers, with 80% going to Zurich Commercial and 20% going to USI after Zurich Commercial has recouped its total capital contribution.

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Section 8.3. Disposition of Documents and Records

8.3.1. All documents and records of the Joint Venture including, without limitation, all financial records, vouchers, canceled checks and bank statements, shall be delivered to Zurich Commercial upon termination of the Joint Venture. Said documents and records shall be available for inspection, examination, and copying by USI upon reasonable notice.

                                   ARTICLE IX

                                     General
                                     -------

Section 9.1. Notices

9.1.1. All notices under this Agreement shall be in writing and shall be delivered by personal service, or by certified or registered mail, postage prepaid, return receipt requested, to the Joint Venturers at the addresses herein set forth and to the Joint Venture at its principal place of business.

     The addresses for notices are as follows:

                                     Zurich Commercial:

                                     Zurich Commercial
                                     3910 Keswick Road
                                     Baltimore, Maryland 21211

                                     Attention: General Counsel

                                     USI:

                                     USI of Illinois, Inc.
                                     235 Pine Street, 10th Floor
                                     San Francisco, California 94104

                                     Attention: General Counsel

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9.1.2. All notices, demands and requests shall be effective upon being deposited in the United States mail or with a nationally recognized courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof or other proof of delivery. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided in subsection 9.1.3. shall be deemed to be receipt of the notice, demand or request sent.

9.1.3. By giving to the other party at least thirty (30) days' written notice thereof, the Joint Venturers shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses for notices and each shall have the right to specify as its address for notices any other address within the United States of America.

Section 9.2. Governing Law

9.2.1. This Agreement and the obligations of the Joint Venturers hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

Section 9.3. Entire Agreement

9.3.1. This Agreement contains the entire agreement between the parties hereto relative to the formation of the Joint Venture. No variations, modifications, or changes

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     herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of both parties.

Section 9.4. Waiver

9.4.1. No consent or waiver, express or implied, by any Joint Venturer to or of any breach or default by the other Joint Venturer in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations or such Joint Venturer hereunder. Failure on the part of either Joint Venturer to complain of any act or failure to act of the other Joint Venturer or to declare the other Joint Venturer in default, irrespective of how long such failure continues, shall not constitute a waiver by such Joint Venturer of its rights hereunder.

Section 9.5. Severability

9.5.1. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 9.6. Survival of Rights

9.6.1. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their respective executors, legal representatives and permitted successors and assigns.

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Section 9.7. Equitable Remedies

9.7.1. The rights and remedies of either of the Joint Venturers hereunder shall not be mutually exclusive (i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof). Each of the Joint Venturers confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the Joint Venturers that the respective rights and obligations of the Joint Venturers shall be enforceable in equity as well as at law or otherwise.

Section 9.8. Fees and Commissions

9.8.1. Each Joint Venturer hereby represents and warrants that there are no claims for brokerage or other commissions or finder's or other similar fees in connection with the execution of this Agreement insofar as such claims shall be based on actions, arrangements or agreements taken or made by or on its behalf, and each Joint Venturer hereby agrees to indemnify and hold harmless the other Joint Venturer

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     from and against any liabilities, costs, damages and expenses from any party making such claims through such Joint Venturer.

Section 9.9. Confidentiality

9.9.1. The parties recognize that during the operation of the Joint Venture each may gain access to proprietary information of the other. The parties agree to keep such information confidential and not to release or use such information, except as is necessary to conduct the operation of the Joint Venture. If either party has any question about whether certain information is proprietary, it should seek the written permission from an authorized representative of the other prior to disclosure to any third party. Each party agrees to establish procedures to ensure confidentiality of proprietary information.

Section 9.10. Counterparts

9.10.1. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

Section 9.11. Further Assurances

9.11.1. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement and to enable each party to obtain the benefits of this Agreement provided for it herein.

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Section 9.12. Arbitration

9.12.1. If any dispute shall arise between the parties to this Agreement, either before or after the termination of this Agreement, with reference to the interpretation of this Agreement or the rights of either party with respect to any transaction under this Agreement, the dispute shall be referred to three arbitrators, one to be chosen by each party and the third by the two so chosen. If either party refuses to or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may nominate two arbitrators who shall choose the third. In the event the two arbitrators do not agree upon the selection of the third arbitrator within thirty (30) days after both arbitrators have been named, the Joint Venture shall petition the American Arbitration Association to appoint an arbitrator. Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the arbitrators. The arbitrators are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of a majority of the arbitrators shall be final and binding on all parties. Judgment may be entered upon the award of the arbitrators in any court having jurisdiction. The expenses of the arbitrators and of the arbitration shall be equally divided among the parties. Any such arbitration shall take place in Chicago, Illinois unless some other location is mutually agreed upon by the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

                                      Maryland Casualty Company
                                      -------------------------


                                      BY: /s/Barry Gilway
                                         ------------------------------
                                          Barry Gilway, President & CEO


                                      USI of Illinois, Inc.
                                      ---------------------


                                      By: /s/Barney Mizel
                                          ------------------------------
                                          Barney Mizel, President & CEO

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